MIDWESTONE FINANCIAL GROUP, INC.
POWER OF ATTORNEY
(SECTIONS 13(d) AND 16(a) MATTERS)
Know all by these present the undersigned hereby constitutes and appoints each of Kenneth R. Urmie, Herbert
E. Musser, and Donald G. Anderson, signing singly, as the undersigned's true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a more than five percent (5%)
stockholder (if applicable) of MidWestOne Financial Group, Inc. (the "Company"), any Schedule 13D or
Schedule 13G and any amendments thereto in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer or stockholder of the Company or a subsidiary of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the
Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and any such Schedule 13D or Schedule 13G and any amendments thereto and timely file such form or schedule with the United States Securities and Exchange
Commission, the Nasdaq Stock Market, the Company and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power or substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
4 and 5 and Schedule 13D or Schedule 13G (including any amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, to the fullest extent permitted by law: (i) agrees to hold the attorneys-in-fact and the Company harmless from all liability, loss, cost, damage or expense of any nature, including reasonable attorneys' fees and expenses sustained or incurred by the attorneys-in-fact or Company in connection with the performance, or non -performance, of the actions described in paragraphs (1) - (4) above; and (ii) irrevocably releases and waives any and all claims (in law or equity) against the attorneys-in-fact and the Company, and all of their respective heirs, estates, successors and assigns, as the case may be, relating to the performance, or non-performance, of the actio ns described in paragraphs (1) - (4) above.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 21st day of July, 2016.

            /s/ Richard J.Schwab
        Print Name:   Richard J. Schwab